Exhibit 4.4

THIS CAPITAL SECURITY IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) OR A NOMINEE OF THE DEPOSITARY. THIS CAPITAL SECURITY IS EXCHANGEABLE FOR CAPITAL SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT AND NO TRANSFER OF THIS CAPITAL SECURITY (OTHER THAN A TRANSFER OF THIS CAPITAL SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CAPITAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO SUSQUEHANNA CAPITAL II OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CAPITAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No.: T-1	Number of 11% Cumulative Trust Preferred Securities, Series II: 50,000

Aggregate Liquidation Amount of 11% Cumulative Trust Preferred Securities, Series II:

$50,000,000

CUSIP No. 86910QAA8

ISIN No. US86910QAA85

Certificate Evidencing Cumulative Trust Preferred Securities

of

Susquehanna Capital II

11% Cumulative Trust Preferred Securities, Series II

(Liquidation Amount $1,000.00 per Cumulative Trust Preferred Security)

Susquehanna Capital II, a statutory trust created under the laws of the State of Delaware (the “Trust”), hereby certifies that Cede & Co. (the “Holder”) is the registered owner of capital securities in the aggregate liquidation amount of $50,000,000 of the Trust representing an undivided beneficial ownership interest in the assets of the Trust and designated the Susquehanna Capital II 11% Cumulative Trust Preferred Securities, Series II (liquidation amount $1,000.00 per capital security) (the “Capital Securities”). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to, the terms and provisions of, the Amended and Restated Trust Agreement of the Trust, dated as of March 16, 2010, as the same may be amended from time to time (the “Trust Agreement”), including the designation of the terms of Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by Susquehanna Bancshares, Inc., a Pennsylvania corporation (“Susquehanna”), and The Bank of New York Mellon Trust Company, N.A., a national banking association (“BNYMTC”), as guarantee trustee, dated as of March 16, 2010, as amended from time to time (the “Guarantee”), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder and by acceptance hereof agrees to the provisions of (i) the Guarantee, and (ii) the Indenture entered into by Susquehanna and BNYMTC, as trustee (the “Indenture Trustee”), dated as of March 8, 2010, as supplemented by the First Supplemental Indenture entered into by Susquehanna and the Indenture Trustee, dated as of March 16, 2010, as each of the foregoing may be amended or supplemented from time to time.

This certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

[Remainder of page left intentionally blank.]

IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate.

SUSQUEHANNA CAPITAL II

By:	/s/ Michael P. Squierdo
Name:	Michael P. Squierdo
Title:	Administrative Trustee

By:	/s/ Drew K. Hostetter
Name:	Drew K. Hostetter
Title:	Administrative Trustee

This is one of the Securities referred to in the Trust Agreement.

Date of Authentication:

March 16, 2010

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Property Trustee

By:	/s/ Raymond K. O’Neil
Name:	Raymond K. O’Neil
Title:	Senior Associate

[Signature Page to Trust Preferred Security Certificate]

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Capital Securities Certificate evidencing 11% Cumulative Trust Preferred Securities, Series II on the books of the Trust. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Capital Security Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to
S.E.C. Rule 17Ad-15.1